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                                                                    EXHIBIT 4.77


                                                                  LOAN NO. T0362
                                                                  LOAN NO. T0388

                                  COBANK, ACB

                              ASSUMPTION AGREEMENT


STATE OF LOUISIANA          )
                            )
PARISH OF CALCASIEU         )


       BEFORE the respective undersigned Notary Public, and in the presence of the undersigned competent witnesses, personally came and appeared the party listed below, who, after being duly sworn, did state:

       THIS ASSUMPTION AGREEMENT (this "Assumption") is made and entered into as of October 31, 1996, by MERCURY, INC., a Louisiana corporation ("Mercury"), for the benefit of COBANK, ACB ("CoBank").

                                R E C I T A L S

       WHEREAS, Cameron Communications Corporation (the "Pledgor") owns 96% of the capital stock of Mercury Cellular Telephone Company ("MCTC"); and

       WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower") have entered into that certain Loan Agreement, dated as of April 20, 1995 (as the same may be amended, supplemented, extended or restated from time to time, the "First Loan Agreement"), providing for a loan of up to $18,000,000 (the "First Loan"), and into that certain Loan Agreement, dated as of July 1, 1996 (the "Second Loan Agreement"; the First Loan Agreement and the Second Loan Agreement, collectively, the "Loan Agreements"), providing for a loan of up to $13,000,000 (the "Second Loan"; the First Loan and the Second Loan, collectively, the "Loans"); and

       WHEREAS, the proceeds of the First Loan have been reloaned by the Borrower to MCTC for the purposes set forth in the First Loan Agreement and the proceeds of the Second Loan have been reloaned by the Borrower to MCTC for the purposes set forth in the Second Loan Agreement; and

       WHEREAS, as an inducement to CoBank to execute the Loan Agreements and to make the Loans, the Pledgor has made that certain Limited Recourse Continuing Guaranty, dated as of April 20, 1995, as amended by that certain First Amendment and Supplement to Limited Recourse





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Assumption Agreement
Loan No. T0362
Loan No. T0388


Continuing Guaranty, dated as of July 1, 1995 (as so amended and as the same may hereafter be amended, supplemented, extended or restated from time to time, the "CCC Limited Recourse Guaranty"), for the benefit of CoBank; and

       WHEREAS, to secure the Pledgor's obligations to CoBank under the CCC Limited Recourse Guaranty and the "Obligations" (as therein defined), the Pledgor pledged to CoBank certain collateral on the terms and conditions set forth in that certain Pledge Agreement, dated as of April 20, 1995, by and between the Pledgor and CoBank, as amended by that certain First Amendment and Supplement to Pledge Agreement, dated as of July 1, 1996 (as so amended and as the same may hereafter be amended, supplemented, extended or restated from time to time, the "CCC Pledge Agreement"); and

       WHEREAS, effective as of the date hereof, the Pledgor has merged with and into Mercury, with Mercury as the surviving entity; and

       WHEREAS, Mercury wishes to acknowledge and confirm as its own the obligations of the Pledgor to CoBank set forth in the CCC Limited Recourse Guaranty and the CCC Pledge Agreement;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Mercury agrees as follows:

       SECTION 1. Mercury hereby expressly acknowledges, confirms, agrees to and assumes all of the obligations, covenants and other agreements of the Pledgor to and for the benefit of CoBank as set forth in the CCC Limited Recourse Guaranty and the CCC Pledge Agreement, and expressly confirms, makes and remakes the pledge provided for in the CCC Pledge Agreement. Mercury further agrees that all references in the CCC Limited Recourse Guaranty and the CCC Pledge Agreement to "CCC" or to the "Pledgor" shall be to Mercury, all as if Mercury were a party to such agreements and the pledge and other obligations thereunder.

       SECTION 2. Mercury hereby remakes, as the date of this Assumption, the representations and warranties of the Pledgor set forth in the CCC Pledge Agreement and the CCC Limited Recourse Guaranty.

       SECTION 3. It is the intention of Mercury that the CCC Pledge Agreement and the CCC Limited Recourse Guaranty shall remain in full force and effect, and hereby fully ratifies and confirms the same.




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Assumption Agreement
Loan No. T0362
Loan No. T0388


       SECTION 4. This Assumption shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference the choice of law doctrine.

              THUS DONE AND SIGNED as of October 31, 1996, in the city of Lake Charles, State of Louisiana, before me, a Notary Public, after a due reading of the whole.



                                    MERCURY, INC.


                                    By:
                                       -----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:  President

                                    Attest:
                                           -------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:  Secretary

                                                          [CORPORATE SEAL]
Witnesses to all signatures:


-----------------------------------
Witness


-----------------------------------
Witness


-----------------------------------
Notary Public

My commission expires:
                       ------------

       [NOTARIAL SEAL]




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